Exhibit 99.1

Clubhouse Media Group Enters into $15 Million Equity Line Agreement with Peak One Opportunity Fund, L.P.

Agreement Provides Flexible Access to Funding

LOS ANGELES, November 4, 2021 — Clubhouse Media Group, Inc. (OTCMKTS: CMGR) (“Clubhouse Media”), an influencer-based social media firm and digital talent management agency, today announced that it has entered into a $15 million Equity Purchase Agreement (the “Agreement”) and Registration Rights Agreement with Peak One Opportunity Fund, L.P., a Delaware limited partnership.

Clubhouse Media will have the right to sell up to $15 million of its Common Stock to Peak One over a 24-month period, upon satisfaction of certain terms and conditions contained in the Agreement and Registration Rights Agreement, which includes but is not limited to filing a registration statement with the SEC, registering the resale of any shares sold to Peak One. Pursuant to certain terms and conditions contained in the Agreement and Registration Rights Agreement, Peak One is obligated to purchase shares upon receiving notice from Clubhouse Media as to the amount of shares and timing of the purchase. Further, any Common Stock that is sold to Peak One will occur at a purchase price of 95% of the closing bid price on the trading day immediately preceding the respective Put Date.

Amir Ben-Yohanan, CEO of Clubhouse Media, commented, “This $15 million financing with Peak One provides us with strong capital backing to continue to execute on our strategic plans. Having reliable capital backing will enable us to build on our momentum with the flexibility to bring in capital in an opportunistic manner. Clubhouse Media has many exciting opportunities available for growth, and with this capital in place, we believe that we are well positioned for the future.”

A complete and detailed description of the Agreement and Registration Rights Agreement, as well as other details are set forth in the Company’s Current Report on Form 8-K filed on November 4, 2021 with the S.E.C. This Press Release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Clubhouse Media

Clubhouse Media represents the future of influencer media and marketing, with a global network of professionally run content houses, each with its brand, influencer cohort, and production capabilities. Collectively, Clubhouse Media reaches more than 400 million followers. Clubhouse Media offers management, production, and deal-making services to its handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space.

Follow Clubhouse Media on Twitter: https://twitter.com/ClubhouseCMGR

Forward-Looking Statements

This release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by Clubhouse Media and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause Clubhouse Media’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for Clubhouse Media’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this press release.

Contact:

Clubhouse Media Group

media@clubhousemediagroup.com